                 EXHIBIT 4.30

NORTHCORE TECHNOLOGIES INC.	Series (L) Debenture Subscription Agreement

TO SUBSCRIBE, EACH SUBSCRIBER MUST RETURN THE FOLLOWING:
a.            □ Duly completed and executed Subscription Agreement (complete Subscriber Details and Signature Page):
b.            □ Subscription Funds by direction, certified cheque, bank draft, money order or wire transfer;
c.            □ Duly completed and executed Accredited Investor Certificate (attached as schedule “D”); and
d.            □ Duly completed and executed Offshore Subscriber Certificate (attached as schedule “E”, if applicable).

SUBSCRIPTION AGREEMENT
(for Ontario, Alberta, British Columbia and Non-Canadian/Non-U.S. Subscribers)

TO:	Northcore Technologies Inc. (the “Corporation”)
RE:
Offering of Series (L) secured subordinate convertible debentures convertible into units of the Corporation at a conversion price of $0.10 per unit. Each unit is to consist of one common share in the capital of the Corporation and one common share purchase warrant, with an exercise price of $0.15, exercisable into one common share in the capital of the Corporation.

Details of Subscription

The undersigned (the “Subscriber”) hereby irrevocably subscribes, subject to the terms and conditions set forth in this subscription agreement, Series (L) secured subordinated convertible debentures (the “Debentures”) of the Corporation with the following specific purchase instructions. The particulars of the Debentures and the securities issuable upon conversion of the Debentures (together with certain other material covenants and acknowledgements) are set out in Schedules “A” and “B” to this subscription agreement and certain representations and warranties to be made by the Subscriber so that the Corporation can ensure compliance with applicable securities laws are set out in Schedule “C” to this subscription agreement, all of which form part of and are hereby incorporated as part of this subscription agreement.

Ontario Alberta, and British Columbia Subscribers:

Complete and sign the Subscription Agreement and the Accredited Investor Certificate - Schedule “D”.

Non Canadian and Non U.S. Subscribers:

Complete and sign the Subscription Agreement and the Offshore Subscriber Certificate - Schedule “E”.

Please print all information (other than signatures), as applicable, in the spaces provided below.

RE: Northcore Technologies Inc. - Subscription Agreement for the Purchase of Series (L) Debentures

Principal Amount of Debentures Subscribed for (to be issued at par): ______________________________

Subscriber Details

____
Name of Subscriber

By: ______________________________
Authorized Signature

____
Official Capacity or Title (if Subscriber is not an individual)

____
Name of individual whose signature appears above if different from name of Subscriber printed above

____

____

____
Address of Subscriber, including province and postal code

Telephone Number: ______________________________

Fax Number: ______________________________

E-mail Address: ______________________________

Disclosed Principal (please complete if purchasing as agent or trustee for a disclosed principal

Name of Principal: ______________________________

Principal's Address: ______________________________
(Street Address)

____
(City and Province)

____
(Postal Code)

***Registration Instructions** (if different from name of Subscriber and address set out in the box to the left):*

____
Name

____
In Trust For, if applicable
Account Reference, if applicable

____

____

____
Address, including postal code

***Delivery Instructions** (if different from name of Purchaser and address set out in the box to the left):*

____
Name

____
Account Reference, if applicable

____

____

____
Address, including province and postal code

The Subscriber acknowledges its consent and request that this subscription agreement (including all schedules hereto) and all other documents evidencing or relating in any way to its purchase of Debentures be drawn up in the English language only.  Nous reconnaissons par les présentes avoir consenti et demandé à ce que la présente convention de souscription (et les annexes s’y rapportant) et tous les autres documents faisant foi ou se rapportant de quelque manière à notre souscription soient rédigés en anglais seulement.

IN WITNESS WHEREOF the Subscriber has executed, or caused its duly authorized representative to execute, this subscription agreement on this             day of                                  , 2008.

_____________________________________		______________________________________
Signature of Subscriber (if an individual)		Name of Subscriber (if an individual)

_____________________________________	Per:	______________________________________
Name of Subscriber (if an individual)		(signature of authorized representative)

______________________________________
Name and Title of Authorized Representative

ACCEPTANCE

The foregoing is acknowledged, accepted and agreed to this                 day  of                                  , 2008.

NORTHCORE TECHNOLOGIES INC.
Per:

SCHEDULE “A”

This is Schedule “A” to the subscription agreement relating to the purchase of Series (L) Debentures of Northcore Technologies Inc. (the “Corporation”).

TERMS OF THE OFFERING

Offering. Series (L) secured subordinate convertible debentures (the “Debentures”) of the Corporation subscribed for hereunder form the total sale by the Corporation (the “Offering”) of a maximum of $525,000 principal amount of Debentures. The Offering is being made on a best efforts private placement basis.

The Debentures will bear interest at a rate of 10% per annum of the principal amount of the Debentures outstanding from time to time, payable (A) for interest owing in respect of the first 24 months following the Closing Date (as defined herein) (the “Initial Period”), calculated and payable upon the earlier of: i) Conversion (as defined below) of the Debentures; or ii) each anniversary of the Closing Date; and (B) for interest owing in respect of the period commencing on the date that is 24 months and one day from the Closing Date, and ending on the fifth anniversary of the Closing Date (the “Subsequent Period”), calculated and payable upon the earlier of: i) Conversion of the Debentures; or ii) each anniversary of the Closing Date; or iii) the fifth anniversary of the Closing Date (the “Maturity Date”). Interest owing in respect of the Initial Period is payable in full by the issuance of a number of Common Shares calculated pursuant to the following formula:

A÷B, where:

A = the amount of accrued interest payable, in dollars; and
B = the greater of:
i)        $0.10; and
ii)	the volume weighted average trading price of the Common Shares over the 20 day trading period ending at the close of business on the day prior to the date on which the interest payment is due.

Interest owing in respect of the Subsequent Period is payable in cash upon the earlier of: i) Conversion; or ii) each anniversary of the Closing Date; or iii) the Maturity Date.

Interest will continue to accrue until paid. At any time up to and including the Maturity Date, all or any portion of the principal amount of Debentures outstanding will be convertible (“Conversion”), at the option of the holder, provided that the holder complies with the notice provision hereof, into units of securities of the Corporation (“Units”) at a conversion price of $0.10 per Unit (the “Conversion Price”), subject to adjustments for stock splits, consolidations, other capital reorganizations, extraordinary dividends or distributions among other anti-dilution provision adjustments for events that will affect all security holders equally.

Each Unit will consist of one common share in the Capital of the Corporation (a “Common Share”) and one Common Share purchase warrant (a “Warrant”). Each Warrant is exercisable into one Common Share at an exercise price of  $0.15, any time prior to the earlier of (i) 5 years from the Closing Date (as defined below); and (ii) the date that is sixty (60) days following the issuance of a notice by Northcore to holders confirming that the closing price of the Common Shares on the Toronto Stock Exchange was greater than or equal to $0.36 for 10 consecutive trading days.

The material terms of the Offering, the Debentures and the Underlying Securities (as hereinafter defined) are set out in this schedule and in Schedule “B” to this subscription agreement.

The foregoing description of the Debentures is a summary only and the Subscriber acknowledges that the definitive terms and conditions of the Debentures sold under the Offering will be set forth in the Debenture Certificates (as hereinafter defined).

1.           Definitions.  In this subscription agreement and the schedules to this subscription agreement the defined terms set out in the first page of this subscription agreement or as set out in Section 1 above shall apply and, unless the context otherwise requires:

“Applicable Securities Laws” means the applicable securities laws of the Provinces of Ontario Alberta, and British Columbia as the case may be, and the regulations and rules made and forms prescribed thereunder, together with all applicable instruments, published policy statements, blanket orders, notices, rulings and rules of the Ontario Securities Commission, Alberta Securities Commission and the British Columbia Securities Commission;

“Business Day” means a day other than a Saturday, Sunday or statutory or banking holiday in Toronto, Ontario;

“Closing Date” means on or about March 28, 2008, or such other date or dates as the Corporation may designate;

“Closing Time” means 10:00 a.m. (Toronto time) on the Closing Date, or such other time on the Closing Date as the Corporation may designate;

“Common Share” means one common share in the capital of the Corporation;

“Corporation’s Information Record” means any statement contained in any press release, material change report, financial statements or other document of the Corporation which has been or is publicly disseminated, whether pursuant to any Applicable Securities Laws or otherwise, prior to the Closing Time;

“Debenture Certificates” means the definitive certificates representing the Debentures;

“Hold Period” means four months and one day from the Closing Date and in the case of a purchaser who is an insider of the Issuer for the purposes of the Securities Act (Ontario) means 6 months from the Closing Date;

“including” means including without limitation;

“material” means material in relation to the Corporation;

“material change” means any change in the business, operations, assets, liabilities, ownership or capital of the Corporation, on a consolidated basis, that would reasonably be expected to have a significant effect on the market price or value of the Common Shares and includes a decision to implement such a change made by the board of directors of the Corporation or by senior management of the Corporation who believe that confirmation of the decision by the board of directors is probable;

“material fact” means any fact that significantly affects or would reasonably be expected to have a significant effect on the market price or value of the Common Shares;

“misrepresentation” means an untrue statement of material fact, or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made;

“Purchasers” mean those persons who subscribe for Debentures under the Offering, including the Subscriber;

“Regulation S” means Regulation S under the U.S. Securities Act;

“TSX” means the Toronto Stock Exchange;

“Underlying Securities” means the Common Shares and Warrants comprising the Units issuable upon the exercise of the conversion rights under the Debentures;

“United States” means the United States as that term is defined in Regulation S;

“U.S. Person” means a U.S. Person as that term is defined in Regulation S;

“U.S. Securities Act” means the Securities Act of 1933, as amended, of the United States of America;

“Warrant Certificates” means the definitive certificates representing the Warrants;

“Warrant Shares” means the Common Shares issuable upon exercise of the Warrants.

2.           Currency.  All dollar amounts referred to in this subscription agreement and the schedules thereto are expressed in Canadian funds.

3.           Representations and Warranties of the Corporation.  The Corporation hereby represents and warrants for the benefit of the Subscribers as follows:

(a)           the Corporation is (and will be at the Closing Time) a reporting issuer in the Provinces of Ontario, Alberta and British Columbia, and is in compliance with all material obligations under Applicable Securities Laws of such jurisdictions;

(b)           the Corporation has been duly incorporated and organized and is validly subsisting under the laws of the Province of Ontario and has all requisite corporate power and authority to own its assets and to carry on its business as currently conducted;

(c)           the Corporation is conducting its business in material compliance with all applicable laws, rules and regulations of each jurisdiction in which its business is carried on and is duly licensed, registered or qualified in all jurisdictions in which it owns, leases or operates its property or carries on business to enable its business to be carried on as now conducted and its property and assets to be owned, leased and operated and all such licences, registrations and qualifications are and will at the Closing Time be valid, subsisting and in good standing, except in respect of matters which do not and will not result in any adverse material change in respect of the Corporation, and except for the failure to be so qualified or the absence of any such license, registration or qualification which does not and will not have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Corporation and its subsidiaries, on a consolidated basis;

(d)           the Corporation has all required corporate power and authority to enter into and carry out the provisions of this subscription agreement and the transactions contemplated hereby and all necessary corporate action has been taken or will have been taken prior to the Closing Time by the Corporation to duly authorize the execution and delivery of this subscription agreement and such other agreements and instruments and the consummation of the transactions contemplated thereby and so as to validly create, issue and deliver the Debentures and Warrants subscribed thereby and to validly create and irrevocably allot for issuance the Underlying Securities;

(e)           the Corporation is neither in default or in breach in any material respect of, and the execution and delivery of this subscription agreement by the Corporation, the performance and compliance with the terms of this subscription agreement, the issue and sale of the Debentures and Warrants, and the issue of the Underlying Securities will not result in any breach of, or be in conflict with or constitute a default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a default either directly or indirectly under any term or provision of the constating documents, by-laws or resolutions of the Corporation or any material mortgage, note, indenture, contract, agreement, instrument, lease or other document to which it is a party or by which it is bound;

(f)           the Common Shares issuable upon exercise of the conversion rights under its Debentures, if and when issued in accordance with the Debentures, as applicable, and the Common Shares issuable upon exercise of the Warrants, if and when issued in accordance with the Warrants, as applicable, will be validly issued and outstanding as fully paid and non-assessable;

(g)           no approval, authorization, consent or other order of, and no filing, registration or recording with, any governmental authority is required by the Corporation in connection with the execution and delivery or with the performance by the Corporation of this subscription agreement except in compliance with and the rules of the TSX;

(h)           to the best of the Corporation’s knowledge, information and belief, no portion of the Corporation’s Information Record contained a misrepresentation as at its date of public dissemination;

(i)           there has been no adverse material change in relation to the Corporation since March 23, 2007, and no adverse material fact exists in relation to the Corporation or its securities which, in either case, has not been generally disclosed or disclosed in the Corporation’s Information Record;

(j)           this subscription agreement and all other agreements required in connection with the issue and sale of the Debentures have been or will be, at or prior to the Closing Time, duly authorized, executed and delivered by the Corporation and will be valid and binding obligations of the Corporation enforceable in accordance with their respective terms (except as the enforceability thereof may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors’ rights generally, (ii) general equitable principles or (iii) limitations under applicable law in respect of rights of indemnity, contribution and waiver of contribution); and

(k)           the Corporation intends that the net proceeds of the Offering will be used substantially in the manner specified in Schedule “B” hereto.

(l)           Forthwith after the Closing, the Corporation shall file such forms and documents as may be required under the Applicable Securities Laws relating to the Offering and any further documents as may be required by any applicable regulatory authority which, without limiting the generality of the foregoing, shall include a Form 45-501F1 as prescribed by the Securities Act (Ontario) and a Form 45-106F1 as prescribed by National Instrument 45-106.

4.           Reliance upon Representations, Warranties and Covenants of the Corporation.  The Corporation further agrees that, by delivering the Debentures to the Subscriber, the Corporation will be representing and warranting that the representations, warranties and covenants contained in this subscription agreement are true as at the Closing Time with the same force and effect as if they had been made by the Corporation at the Closing Time.

5.           Closing of Purchase.  The Subscriber acknowledges and agrees that delivery of and payment for the Debentures will be completed at the offices of the Corporation at 10:00 a.m. (Toronto time) on the Closing Date.

6.           Payment and Delivery.  The Subscriber acknowledges and agrees to deliver to the Corporation’s offices at 302 The East Mall, Suite 300, Toronto, Ontario M9B 6C7, (Attention: Tam Nguyen, Fax number: (416)-640-0412) , prior to the Closing Time:

(a)           his or her duly completed and executed subscription agreement (including Schedule “D” or Schedule “E”, as applicable);

(b)           a certified cheque or bank draft payable to “Dundee Securities Corporation”, or wire transfer in Canadian Funds to Northcore Technologies Inc.  for the principal amount of the Debentures subscribed for under this subscription agreement, or payment of the same amount in such other manner as is acceptable to the Corporation; and

(c)           such other documents as may be required pursuant to the terms of this subscription agreement.

7.           Conditions of Closing.  This subscription is subject to acceptance by the Corporation (as described below). The Offering is conditional upon, among other things, the Corporation obtaining TSX approval and the Underlying Securities not being subject to a hold period of more than four months and one day from the Closing Date and the Common Shares being freely tradable on the TSX following the expiration of such hold period.

The Subscriber acknowledges and agrees that the obligations of the Corporation hereunder are conditional on the accuracy of the representations and warranties of the Subscriber contained in this subscription agreement as of the date of this subscription agreement, and as of the Closing Time as if made at and as of the Closing Time, and the fulfillment of the following additional conditions as soon as possible and in any event not later than the Closing Time unless other arrangements acceptable to the Corporation have been made:

(a)           the Corporation shall have received all necessary approvals and consents, including all necessary regulatory approvals and consents (including the approval of the TSX) required for the completion of the transaction contemplated by this subscription agreement;

(b)           the representations and warranties of the Corporation contained herein being true and correct as of the Closing Time with the same force and effect as if made at and as of the Closing Time after giving effect to the transactions contemplated hereby;

(c)           the Corporation having complied with all covenants, and satisfied all terms and conditions contained herein to be complied with and satisfied by the Corporation at or prior to the Closing;

(d)           the Subscriber having completed this subscription agreement in full and having paid the principal amount of the Debentures subscribed for hereunder to the Corporation in the manner contemplated in this subscription agreement.

If, at the Closing Time, the terms and conditions contained herein have been complied with, this completed subscription agreement has been delivered to the Corporation and accepted by the Corporation and, unless other arrangements acceptable to the Corporation have been made, the aggregate subscription proceeds representing the principal amount of Debentures subscribed for hereunder have been paid in accordance with Section 7 hereof, unless other arrangements have been made with the Corporation, Debenture Certificates endorsed by the Corporation representing the Debentures subscribed for hereunder will be available for delivery to the Subscriber in Toronto, Ontario at the Closing Time. The Corporation will deliver such Debenture Certificates to the address set out for delivery on page 2 of this subscription agreement promptly after the closing of its Offering.

8.           Acceptance or Rejection.  The Corporation will have the right to accept or reject in its sole discretion (in whole or in part) this subscription at any time at or prior to the Closing Time, and the right is reserved to the Corporation to allot to any Purchaser less than the principal amount of Debentures subscribed for.  If this subscription is rejected in whole, any cheques or other forms of payment delivered to the Corporation representing the principal amount of the Debentures subscribed for will be promptly returned to the Subscriber without interest or deduction.  If this subscription is accepted only in part, a cheque representing any refund of the principal amount of the Debentures for that portion of the subscription for the Debentures which is not accepted, will be promptly delivered to the Subscriber without interest or deduction.  The Subscriber acknowledges and agrees that the acceptance of this subscription agreement will be conditional upon the sale of the Debentures to the Subscriber being exempt from any prospectus and registration requirements of Applicable Securities Laws.  The Corporation will be deemed to have accepted this subscription agreement upon the delivery at closing of the Debenture Certificates referred to in Section 7 above in accordance with the provisions hereof.

9.           Information and Documents.  The Subscriber acknowledges that pursuant to Applicable Securities Laws, the Subscriber may be required to file a report with a Securities Commission in the required form within 10 days of each disposition of all or any of the Debentures purchased hereunder or any of the Underlying Securities issued upon the exercise of the conversion rights under such Debentures and, if so required, the Subscriber, undertakes to file the required report.  The Corporation is not in any way responsible for such filings or the payment of any related fees.

10.           Resale Restrictions.  The Subscriber understands and acknowledges that the Debentures and in certain circumstances the Underlying Securities and Warrant Shares will be subject to certain resale restrictions under Applicable Securities Laws and the Subscriber agrees to comply with such restrictions.  Subscribers are advised to consult their own legal advisors in this regard and no representations have been made to the Subscriber by the Corporation with respect to such matters. The Subscriber also acknowledges that it has been advised to consult its own legal advisors with respect to applicable resale restrictions and that it is solely responsible for complying with such restrictions (the Corporation is not in any manner responsible for ensuring compliance by the Subscriber with such restrictions).

11.           No Revocation.  The Subscriber agrees that this offer is made for valuable consideration and may not be withdrawn, cancelled, terminated or revoked by the Subscriber.

12.           Indemnity.  The Subscriber agrees to indemnify and hold harmless the Corporation, and its directors, officers, employees, agents, advisers and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation, warranty or covenant of the Subscriber contained herein or in any document furnished by the Subscriber to the Corporation in connection herewith being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber herein or in any document furnished by the Subscriber to the Corporation in connection herewith.

13.           Modification.  Neither this subscription agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

14.           Miscellaneous.

(a)           The agreement resulting from the acceptance of this subscription agreement by the Corporation contains the whole agreement between the parties hereto in respect of the subject matter hereof and there are no warranties, representations, terms, conditions or collateral agreements, express, implied or statutory, other than as expressly set forth herein and in any amendments hereto.

(b)           All representations, warranties, agreements and covenants made or deemed to be made by the Subscriber in this subscription agreement will survive the execution and delivery, and acceptance, of this subscription agreement and the closing of the Offering.

(c)           Time shall be of the essence of this subscription agreement.

(d)           This subscription agreement may be executed in any number of counterparts, each of which when delivered, either in original or facsimile form, shall be deemed to be an original and all of which together shall constitute one and the same document.

(e)           This subscription agreement shall be construed and enforced in accordance with, and the rights and obligations of the parties shall be governed by, the laws of the province of Ontario and the laws of Canada applicable therein. Any and all disputes arising under this subscription agreement, whether as to interpretation, performance or otherwise, shall be subject to the non-exclusive jurisdiction of the courts of the province of Ontario and each of the parties hereto hereby irrevocably attorns to the jurisdiction of the courts of such province.

(f)           This subscription agreement shall be construed and enforced in accordance with, and the rights and obligations of the parties shall be governed by, the laws of the province of Ontario and the laws of Canada applicable therein. Any and all disputes arising under this subscription agreement, whether as to interpretation, performance or otherwise, shall be subject to the non-exclusive jurisdiction of the courts of the province of Ontario and each of the parties hereto hereby irrevocably attorns to the jurisdiction of the courts of such province.

15.           Notices.

(a)           Any notice, direction or other instrument required or permitted to be given to Corporation shall be in writing and shall be sufficiently given if delivered personally, or transmitted by facsimile tested prior to transmission to the Corporation, as follows:

(i) in the case of the Corporation to:

Northcore Technologies Inc.
302 The East Mall, Suite 300
Toronto, Ontario
M9B 6C7

Attention:    Oliver Jaakkola
Fax:               416-640-0412

(ii) in the case of the Subscriber, at the address specified on the face page hereof.

(b)           Any such notice, direction or other instrument, if delivered personally, shall be deemed to have been given and received on the day on which it was delivered, provided that if such day is not a Business Day then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following such day and if transmitted by fax, shall be deemed to have been given and received on the day of its transmission, provided that if such day is not a Business Day or if it is transmitted or received after the end of normal business hours then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following the day of such transmission.

(c)           Any party hereto may change its address for service from time to time by notice given to each of the other parties hereto in accordance with the foregoing provisions.

SCHEDULE “B”

This is Schedule “B” to the subscription agreement relating to the purchase of Series (L) Debentures of Northcore Technologies Inc. (the “Corporation”). Capitalized terms used but not defined in this schedule are intended to have the meanings ascribed thereto, as applicable, on the first page of this subscription agreement and sections 1 and 2 of Schedule “A” to this subscription agreement

NORTHCORE TECHNOLOGIES INC.

Summary of Proposed Terms
Offering of Series (L) Secured Subordinate Convertible Debentures
by way of Private Placement

Issuer:	Northcore Technologies Inc. (“Northcore” or the “Corporation”)

Offering:
Offering of up to $525,000 principal amount of Series (L) Secured Subordinate Convertible Debentures (the “Debentures”) to be issued by way of private placement exemptions from prospectus and registration requirements in the Provinces of Ontario and Alberta and such applicable Non-Canadian/Non-U.S. jurisdictions, subject to the receipt of any applicable regulatory and stock exchange approvals.

Offered Securities
The Debentures will have the following material terms:

a)    The debentures will be issued at par in integral multiples of $1,000.

b)    At any time up to and including the Maturity Date (as defined below), all or any portion of the principal amount of the Debentures will be convertible (“Conversion”) into one unit (a “Unit”) at the option of the holder at a conversion price of $0.10 per Unit, subject to adjustments for any stock splits, consolidations, or other capital reorganizations, extraordinary dividends or distributions among other anti-dilution provisions providing adjustment for events that will affect all security holders equally (the “Conversion Price”). Holders converting their Debentures will receive accrued and unpaid interest thereon to the date of conversion.

c)    Each Unit is to consist of one common share (“Common Share”) and one common share purchase warrant (“Warrant”).

Warrants:
Each Warrant is exercisable into one Common Share at an exercise price of  $0.15, any time prior to the earlier of (i) 5 years from the Closing Date (as defined below); and (ii) the date that is sixty (60) days following the issuance of a notice by Northcore to holders confirming that the closing price of the Common Shares on the Toronto Stock Exchange was greater than or equal to $0.36 for 10 consecutive trading days, adjusted for any stock splits and/or share consolidations, at any time following Closing of the Issue.

Interest:
The Debentures will bear interest at a rate of 10% per annum, payable annually on the anniversary of the Closing Date in each year commencing one year from the Closing Date.  In lieu of cash payments from interest owing in respect of the period commencing on the Closing Date and ending on the date that is two (2) years from Closing Date, Northcore will issue Common Shares calculated on the basis of A÷B, where:

A = the amount of accrued interest payable, in dollars; and

B = the greater of:
i)    $0.10; and
ii)    the volume-weighted average trading price of the Common Shares over the 20 day trading period ending at the close of business on the day prior to the date on which the interest payment is due.

Maturity Date:	Five years from the Closing Date (as defined below).

Redemption:	The Debentures will not be redeemable before Maturity.

Purchase for Cancellation:	Northcore will have the right at any time to purchase the Debentures in the market, by tender or by private contract.

Rank:
The Debentures will be secured against all of Northcore’s assets and will be subordinate in right of payment of principal and interest to all senior debt obligations of Northcore (including bank debt) as at the Closing Date.

Use of Proceeds:	The net proceeds from this offering will be used to fund working capital requirements and for general corporate purposes.

Listing:	The Debentures and Warrants will not be listed. Northcore Shares are listed on the TSX under the symbol “NTI”.

Resale Restrictions:
The Corporation will be a “reporting issuer” on the Closing Date, such that it is expected that the Debentures, Common Shares, Warrants and common shares issuable upon the exercise of the Warrants, will be subject to a restricted period expiring four months and one day following the Closing Date.

Broker Fee:	4% of gross proceeds of the Offering.

Closing Date:	On or before March 28, 2008 or such earlier or later date as the Corporation may determine.

B-2

SCHEDULE “C”

SUBSCRIBER’S REPRESENTATIONS AND WARRANTIES

This is Schedule “C” to the subscription agreement relating to the purchase of Series (L) Debentures of Northcore Technologies Inc. (the “Corporation”). Capitalized terms used but not defined in this schedule are intended to have the meanings ascribed thereto, as applicable, on the first page of this subscription agreement and sections 1 and 2 of Schedule “A” to this subscription agreement.

By executing this subscription agreement, the Subscriber represents and warrants to the Corporation, which representations and warranties are true as of the date of this subscription agreement and will be true as of the Closing Date, that:

1.	Representations and Warranties

(a)
Authorization and Effectiveness.  If the Subscriber is a corporation, the Subscriber is a valid and subsisting corporation, has the necessary corporate capacity and authority to execute and deliver this subscription agreement and to observe and perform its covenants and obligations hereunder and has taken all necessary corporate action in respect thereof.  If the Subscriber is a partnership, syndicate or other form of unincorporated organization, the Subscriber has the necessary legal capacity and authority to execute and deliver this subscription agreement and to observe and perform its covenants and obligations hereunder and has obtained all necessary approvals in respect thereof.  If the Subscriber is a natural person, he or she has obtained the age of majority and is legally competent to execute this subscription agreement and to take all actions required pursuant thereto.

Whether the Subscriber is a natural person or a corporation, partnership or other entity, upon acceptance by the Corporation, this subscription agreement will constitute a legal, valid and binding contract of the Subscriber, and any beneficial purchaser for whom it is purchasing, enforceable against the Subscriber and any such beneficial purchaser in accordance with its terms.

(b)
Residence.  The Subscriber or any beneficial purchaser on whose behalf the Subscriber is acting hereunder is a resident of, or otherwise subject to, the jurisdiction referred to under “Name and Address of Subscriber” on the first page of this subscription agreement, which address is the residence or place of business of the Subscriber or such beneficial purchaser and has not been created or used solely for the purpose of acquiring Debentures, and neither the Subscriber or such beneficial purchaser:

(i)	is (or is purchasing Debentures for the account or benefit of) a U.S. Person;

(ii)	was offered the Debentures in the United States; and

(iii)	executed or delivered this agreement in the United States.

(c)
Investment Intent.  The Subscriber on its own behalf and on behalf of any beneficial purchaser on whose behalf the Subscriber is acting hereunder is acquiring Debentures to be held for investment only and not with a view to resale or distribution.

(d)	Prospectus Exemptions. The Subscriber or any beneficial purchaser on whose behalf the Subscriber is acting hereunder acknowledges and agrees that:

the sale and delivery of the Debentures and the Warrants to the Subscriber is conditional upon such sale being exempt from the requirements under Applicable Securities Laws requiring the filing of a prospectus in connection with the distribution of the Debentures. The Subscriber acknowledges that it is aware that it is purchasing the Debenture pursuant to an exemption from the prospectus requirement under applicable securities legislation and, as a consequence, (i) it is restricted from using most of the civil remedies available under securities legislation; (ii) it may not receive information that would otherwise be required to be provided to it under securities legislation; and (iii) the Corporation is relieved from certain obligations that would otherwise apply under securities legislation.

(e)
Offering Documents.  The Subscriber has not received, nor does the Subscriber need to receive, any document purporting to describe the business and affairs of the Corporation that has been prepared for delivery to and review by prospective investors (including a prospectus or offering memorandum) so as to assist those investors to make an investment decision in respect of securities being sold in a distribution of securities of the Corporation.

(f)
No Solicitation or Advertising.  The Subscriber on its own behalf and on behalf of any beneficial purchaser on whose behalf the Subscriber is acting hereunder acknowledges that it has not purchased the Debentures as a result of any general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television or other telecommunications (including electronic display), or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(g)
No Undisclosed Information.  The Debentures are not being purchased by the Subscriber as a result of any material information concerning the Corporation that has not been publicly disclosed and the Subscriber’s decision to tender this offer and acquire Debentures has not been made as a result of any verbal or written representation as to fact or otherwise made by or on behalf of the Corporation, or any other person and is based entirely upon the currently available public information concerning the Corporation.

(h)
Investment Suitability.  The Subscriber and any beneficial purchaser on whose behalf the Subscriber is acting hereunder have such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of the investment hereunder in Debentures and Warrants (and the Underlying Securities in respect thereof) and are able to bear the economic risk of loss of such investment.  The Subscriber and any beneficial purchaser on whose behalf the Subscriber is acting hereunder acknowledge and agree that the Subscriber and such beneficial purchaser are responsible for obtaining such legal advice as the Subscriber or such beneficial purchaser considers appropriate in connection with the execution, delivery and performance by the Subscriber of this agreement and the transactions contemplated hereunder.

(i)
Subscription Agreement.  The Subscriber on its own behalf and on behalf of any beneficial purchaser on whose behalf the Subscriber is acting hereunder has read and understands the contents of this agreement (including the Schedules hereto) and agrees to be legally bound hereby.

(j)
No Conversion or Transfer of Debentures or Underlying Securities in U.S.  The Subscriber on its own behalf and on behalf of any beneficial purchaser on whose behalf the Subscriber is acting hereunder acknowledges that the Debentures, Warrants and Underlying Securities may not be offered, sold or otherwise transferred to persons in the United States or to U.S. Persons and may not be exercised in the United States or by or on behalf of a U.S. Person and the Subscriber and such beneficial purchaser understand that certificates representing the Debentures, Warrants and Underlying Securities issued to it will so indicate.

(k)
Ontario Alberta and British Columbia Subscribers.  If the Subscriber or any beneficial purchaser on whose behalf the Subscriber is acting hereunder is a resident of Ontario, Alberta, or British Columbia, the Subscriber or its disclosed principal is an “accredited investor” within the meaning of National Instrument 45-106 - Prospectus and Registration Exemptions and falls within one or more of the sub-paragraphs of the definition of “Accredited Investor” set out in Schedule “D” hereto and the Subscriber or such beneficial purchaser has concurrently executed and delivered to the Corporation a certificate in the form attached as Schedule “D” (the Subscriber having checked the applicable subparagraph(s)).

(l)
Non-Canadian / Non-US Subscriber. If the Subscriber, or any beneficial purchaser for whom it is acting, is a resident of a non-Canadian/non-US jurisdiction, the Subscriber and its disclosed principal, if applicable, is recognized by the securities regulatory authority of such jurisdiction as an exempt subscriber, the subscription for the Debentures by the Subscriber, or such beneficial purchaser, does not contravene any of the applicable securities legislation in the jurisdiction in which the Subscriber or such beneficial purchaser resides and does not give rise to any obligation of the Corporation to prepare and file a prospectus or similar document or to register the Debentures and Warrants, or to be registered with or to file any report or notice with any governmental or regulatory authority, and the Subscriber or its disclosed principal has concurrently executed and delivered to the Corporation a certificate in the form attached as Schedule “E”.

(m)
The execution and delivery of this subscription agreement, the performance and compliance with the terms hereof, the subscription for the Debentures and the completion of the transactions described herein by the Subscriber will not result in any material breach of, or be in conflict with or constitute a material default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a material default under any term or provision of the constating documents, by-laws or resolutions of the Subscriber, the Applicable Securities Laws or any other laws applicable to the Subscriber, any agreement to which the Subscriber is a party, or any judgment, decree, order, statute, rule or regulation applicable to the Subscriber.

(n)
The Subscriber is subscribing for the Debentures as principal for its own account and not for the benefit of any other person (within the meaning of Applicable Securities Laws) and not with a view to the resale or distribution of all or any of the Debentures, Warrants or Underlying Securities or if it is not subscribing as principal, it acknowledges that the Corporation may be required by law to disclose to certain regulatory authorities the identity of each beneficial purchaser of the Debentures for whom it is acting.

(o)
In the case of a subscription for the Debentures by the Subscriber acting as trustee or agent (including, for greater certainty, a portfolio manager or comparable adviser) for a principal, the Subscriber is duly authorized to execute and deliver this subscription agreement and all other necessary documentation in connection with such subscription on behalf of each such beneficial purchaser, each of whom is subscribing as principal for its own account, not for the benefit of any other person and not with a view to the resale or distribution of the Debentures, Warrants or Underlying Securities, and this subscription agreement has been duly authorized, executed and delivered by or on behalf of and constitutes a legal, valid and binding agreement of, such principal, and the Subscriber acknowledges that the Corporation may be required by law to disclose the identity of each beneficial purchaser for whom the Subscriber is acting.

(p)
In the case of a subscription for the Debentures by the Subscriber acting as principal, this subscription agreement has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding agreement of, the Subscriber.  This subscription agreement is enforceable in accordance with its terms against the Subscriber and any beneficial purchasers on whose behalf the Subscriber is acting.

(q)
There is no person acting or purporting to act in connection with the transactions contemplated herein who is entitled to any brokerage or finder’s fee.  If any person establishes a claim that any such fee or other compensation is payable in connection with this subscription for the Debentures, the Subscriber covenants to indemnify and hold harmless the Corporation with respect thereto and with respect to all costs reasonably incurred in the defence thereof.

(r)	The Subscriber is not, with respect to the Corporation or any of its affiliates, a control person (as defined in Applicable Securities Laws).

(s)
If required by Applicable Securities Laws or the Corporation, the Subscriber will execute, deliver and file or assist the Corporation in filing such reports, undertakings and other documents with respect to the issue of the Debentures, Warrants or Underlying Securities as may be required by any securities commission, stock exchange or other regulatory authority.

(t)
The Subscriber acknowledges that no representation has been made respecting the applicable hold periods imposed by the Applicable Securities Laws or other resale restrictions applicable to the Debentures, Warrants or Underlying Securities which restrict the ability of the Subscriber (or others for whom it is contracting hereunder) to resell such securities, that the Subscriber (or others for whom it is contracting hereunder) is solely responsible to find out what these restrictions are and the Subscriber is solely responsible (and the Corporation is not in any way responsible) for compliance with applicable resale restrictions and the Subscriber is aware that it (or beneficial purchasers for whom it is contracting hereunder) may not be able to resell such securities except in accordance with limited exemptions under the Applicable Securities Laws and other applicable laws.

(u)	No person has made any written or oral representations:

(i)	that any person will resell or repurchase the Debentures, Warrants or the Underlying Securities;

(ii)           that any person will refund the purchase price of the Debentures; or

(iii)	as to the future price or value of the Debentures, Warrants or the Underlying Securities.

(v)	The Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is acting hereunder, acknowledges and agrees as follows:

(i)
No securities commission, agency, governmental authority, regulatory body, stock exchange or other regulatory body has reviewed or passed on the merits of the Debentures, Warrants or the Underlying Securities.

(ii)	The Subscriber’s ability to transfer the Debentures, Warrants or Underlying Securities is limited by, among other things, Applicable Securities Laws.

(iii)	The certificates representing the Debentures and Warrants will bear, as of the Closing Date, legends substantially in the following form and with the necessary information inserted:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE <INSERT DATE THAT IS FOUR (4) MONTHS AND ONE (1) DAY AFTER CLOSING DATE>.”
(iv)
In the event that holders of the Debentures or Warrants convert such Debentures, or exercise such warrants, prior to the expiry of the hold periods applicable to the Underlying Securities, the Underlying Securities, as applicable, will bear legends substantially in the following form and with the necessary information inserted:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE <INSERT DATE THAT IS FOUR (4) MONTHS AND ONE (1) DAY AFTER CLOSING DATE>.
(v)	In addition, the Common Shares will also bear a legend substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (THE “TSX”); HOWEVER THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON THE TSX.”

(vi)	There is no government or other insurance covering the Debentures, Warrants or Underlying Securities.

(vii)	There are risks associated with the purchase of the Debentures, Warrants or the Underlying Securities.

2.
Reliance Upon Representations, Warranties and Covenants. The Subscriber acknowledges that the representations and warranties contained herein are made by the Subscriber with the intention that they may be relied upon by the Corporation in determining the Subscriber’s eligibility to purchase Debentures under Applicable Securities Laws.  The Subscriber agrees that by accepting delivery of the Debentures and the Warrants on the Closing Date, the Subscriber will be representing and warranting that the foregoing representations and warranties are true and correct as at the Closing Time with the same force and effect as if they had been made by the Subscriber at the Closing Time and that they will survive the purchase by the Subscriber of Debentures and will continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of such Debentures.

3.
Personal Information.  The Subscriber and (if applicable) each disclosed principal understands that the Corporation may be required to provide any one or more of the Canadian securities regulators, stock exchanges, or other regulatory agencies or the Corporation’s transfer agent with the name, residential address, telephone number and e-mail address of the Subscriber and (if applicable) any disclosed principals as well as information regarding the number, aggregate purchase price and type of Debenture, Underlying Securities and/or Common Shares purchased under this subscription agreement and the identities of any beneficial purchasers of the, Debentures, Underlying Securities and/or Common Shares (collectively, the "Information"), and may make any other filings of the Information as the Corporation or the Corporation’s counsel deems appropriate. In addition, the Information may be used by the Corporation for the purposes of:

(a)	completing the purchase of the Debentures pursuant to this subscription agreement;

(b)	complying with all corporate governance and continuous disclosure requirements under applicable securities laws; and

(c)	contacting the Subscriber in its capacity as an investor.

The Subscriber and (if applicable) any disclosed principals hereby consent to and authorize the foregoing use and disclosure of such Information.  Notwithstanding that the Subscriber may be purchasing the Debentures as agent on behalf of one or more undisclosed principals, the Subscriber agrees to provide, on request, all particulars as to the identity of such undisclosed principals as may be required by the Corporation in order to comply with the foregoing.

Each Subscriber of Debentures in Ontario authorizes the indirect collection of Information by the Ontario Securities Commission and confirms that it has been notified by the Corporation: (i) that the Corporation will be delivering the Information to the Ontario Securities Commission; (ii) that such Information is being collected indirectly by the Ontario Securities Commission under the authority granted to it in Applicable Securities Laws; (iii) that such Information is being collected for the purpose of the administration and enforcement of Applicable Securities Laws; and (iv) that the title, business address and business telephone number of the public official in the Province of Ontario, who can answer questions about the Ontario Securities Commission’s indirect collection of the Information as follows:

Administrative Assistant to the Director of Corporate Finance
Ontario Securities Commission
18th Floor, 20 Queen Street West
Toronto, Ontario M5H 2S8
Telephone: (416) 597-0681

4.
Proceeds of Crime. The funds representing the Subscription Amount which will be advanced by the Subscriber to the Corporation hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) Act (Canada) (the "PCMLA") and the Subscriber acknowledges that the Corporation may in the future be required by law to disclose the Subscriber’s name and other information relating to this Subscription Agreement and the Subscriber's subscription hereunder, on a confidential basis, pursuant to the PCMLA. To the best of its knowledge (a) none of the subscription funds to be provided by the Subscriber (i) have been or will be derived from or related to any activity that is deemed criminal under the law of Canada, the United States of America, or any other jurisdiction, or (ii) are being tendered on behalf of a person or entity who has not been identified to the Subscriber, and (b) it shall promptly notify the Corporation if the Subscriber discovers that any of such representations ceases to be true, and to provide the Corporation with appropriate information in connection therewith.

SCHEDULE “D”

This is Schedule “D” to the subscription agreement relating to the purchase of Series (L) Debentures of Northcore Technologies Inc. (the “Corporation”).  Capitalized terms used but not defined in this Schedule are intended to have the meanings ascribed thereto, as applicable, on the first page of this subscription agreement and section 1 and 2 of Schedule “A” to this Subscription Agreement.

ACCREDITED INVESTOR CERTIFICATE

In connection with the purchase of Debentures, the undersigned hereby represents, warrants and certifies to the Corporation that the undersigned (and each disclosed principal, if applicable) is an “accredited investor” as defined in Section 1.1 of National Instrument 45-106 - Prospectus and Registration Exemptions and is purchasing the Debentures as principal.

The undersigned has indicated below the categories that the undersigned (or the disclosed principal) satisfies to qualify as an “accredited investor”.

The undersigned understands that the Corporation and its counsel are relying on the information contained in this certificate in order to determine whether the Corporation may sell Debentures to the undersigned in a manner exempt from the prospectus and registration requirements of Applicable Securities Laws.

ACCREDITED INVESTOR STATUS

The undersigned represents, warrants and certifies that it, he or she (or the disclosed principal) is:  [initial each applicable item]:

_____	(a)	a Canadian financial institution, or a Schedule III bank;

_____	(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

_____	(c)
a subsidiary of any person referred to in paragraphs (a) to (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

_____	(d)
a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

_____	(e)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada, as a representative of a person referred to in paragraph (d);

_____	(f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;

_____	(g)
a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l'île de Montréal or an intermunicipal management board in Québec;

_____	(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

_____	(i)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

_____	(j)
an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000;

_____	(k)
an individual whose net income before taxes exceeded $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

_____	(l)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000;

_____	(m)	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;

_____	(n)
an investment fund that distributes or has distributed its securities only to

(i)    a person that is or was an accredited investor at the time of the distribution,

(ii)   a person that acquires or acquired securities in the circumstances referred to under sections 2.10 [Minimum Amount Investment] and 2.19 [Additional Investment in Investment Funds] of National Instrument 45-106, or

(iii)  a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment Fund Reinvestment] of National Instrument 45-106;

_____	(o)
an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

_____	(p)
a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

_____	(q)
a person acting on behalf of a fully managed account managed by that person, if that person

(i)    is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and

(ii)    in Ontario, is purchasing a security that is not a security of an investment fund;

_____	(r)
a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

_____	(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) through (d) or paragraph (i) in form and function;

_____	(t)
a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

_____	(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser; or

_____	(v)
a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as

i.    an accredited investor, or

ii.    an exempt purchaser in Alberta or British Columbia after National Instrument 45-106 comes into force.

For the purposes hereof, the following terms shall have the following meanings:

"Affiliate" - a person is an affiliate of another person if:

(a)	one of them is the subsidiary of the other, or

(b)	each of them is controlled by the same person.

"Canadian financial institution" means:

(c)	an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act; or

(d)
a bank named in Schedule I or II of the Bank Act (Canada), loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction in Canada.

"control person" means any person that holds or is one of a combination of persons that holds:

(e)	a sufficient number of any of the securities of an issuer so as to affect materially the control of the issuer, or

(f)	more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holding of those securities does not affect materially the control of the issuer.

"director" means:

(g)	a member of the board of directors of a company or an individual who performs similar functions for a company, and

(h)	with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company.

"eligibility adviser" means:

(i)
a person that is registered as an investment dealer or in an equivalent category of registration under the securities legislation of the jurisdiction of a purchaser and authorized to give advice with respect to the type of security being distributed; and

(j)
in Saskatchewan or Manitoba, also means a lawyer who is a practising member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not:

(i)	have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders of control persons; and

(ii)
have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months.

"executive officer" means, for an issuer, an individual who is:

(k)	a chair, vice-chair or president,

(l)	a vice-president in charge of a principal business unit, division, or function including sales, finance or production,

(m)	an officer of the issuer or any of its subsidiaries and who performs a policy-making function in respect of the issuer, or

(n)	performing a policy-making function in respect of the issuer.

"financial assets" means:

(o)	cash;

(p)	securities; or

(q)	a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

"founder" means, in respect of an issuer, a person who:

(r)	acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and

(s)	at the time of the trade is actively involved in the business of the Issuer.

"fully managed account" means an account for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client's express consent to a transaction.

"investment fund" means a mutual fund or a non-redeemable investment fund;

"mutual fund " means an issuer whose primary purpose is the invest money provided by its security holders and whose securities entitle the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in part of the net assets, including a separate fund or trust account, of the issuer;

"non-redeemable investment fund" means an issuer:

(t)	whose primary purpose is to invest money provided by its security holders;

(u)	that does not invest:

(i)	for the purpose of exercising or seeking to exercise control of an issuer, other than an issuer that is a mutual fund or a non-redeemable investment fund, or

(ii)	for the purpose of being actively involved in the management of any issuer in which it invests, other than an issuer that is a mutual fund or a non-redeemable investment fund, and

(v)	that is not a mutual fund.

"person" includes:

(w)	an individual;

(x)	a corporation;

(y)	a partnership, trust, fund and an association, syndicate, organization or other organized group of person, whether incorporated or not; and

(z)	an individual or other person in that person's capacity as a trustee, executor, administrator, or personal or other legal representative.

"related liabilities" means:

(aa)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

(bb)	liabilities that are secured by financial assets.

"spouse" means an individual who:

(cc)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual;

(dd)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender; or

(ee)	in Alberta, is an individual referred to in paragraph (a) or (b), or is in an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta).

"subsidiary" means an issuer that is controlled directly or indirectly by another issuer an includes a subsidiary of that subsidiary.

For purposes of the definitions of “affiliates” and “subsidiary” a person (first person) is considered to control another person (second person) if:

(ff)
the first person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only the secure an obligation;

(gg)	the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership; or

(hh)	the second person is a limited partnership and the general partner of the limited partnership is the first person.

EXECUTED by the Subscriber at                                        this                day of                                 , 2007.

If a corporation, partnership or other entity:	If an individual:

__________________________________________	______________________________________________
(Print Name of Subscriber)	(Print Name)

__________________________________________	______________________________________________
(Signature of Authorized Signatory)	(Signature)

__________________________________________	______________________________________________
(Name and Position of Authorized Signatory)	(Jurisdiction of Residence)

__________________________________________	______________________________________________
(Jurisdiction of Residence)	(Print Name of Witness)

__________________________________________	______________________________________________
(Signature of Witness)

SCHEDULE “E”

This is Schedule “E” to the subscription agreement relating to the purchase of Series (L) Debentures of Northcore Technologies Inc.. (the “Corporation”).  Capitalized terms used but not defined in this Schedule are intended to have the meanings ascribed thereto, as applicable, on the first page of this subscription agreement and section 1 and 2 of Schedule “A” to this Subscription Agreement

OFFSHORE SUBSCRIBER CERTIFICATE

NON-CANADIAN SUBSCRIBERS

(OTHER THAN U.S SUBSCRIBERS)

We, on our own behalf and (if applicable) on behalf of others for whom we are contracting hereunder, represent, warrant, covenant and certify to and with the Corporation (and acknowledge that the Corporation is relying thereon) that we are, and (if applicable) any beneficial subscriber for whom we are contracting hereunder is, a resident of, or otherwise subject to, the securities legislation of a jurisdiction other than Canada or the United States, and:

(a)	we, and (if applicable) any other subscriber for whom we are contracting hereunder, are:

(i)
a subscriber that is recognized by the securities regulatory authority in the jurisdiction in which we are resident, or otherwise subject to the securities laws of such jurisdiction, as an exempt subscriber and are purchasing the Debenture(s) as principal for our, or (if applicable) each such other subscriber’s, own account, and not for the benefit of any other person, for investment only and not with a view to resale or distribution; or

(ii)
a subscriber which is purchasing the Debenture(s) pursuant to an exemption from any prospectus or securities registration requirements (particulars of which are enclosed herewith) available to us and the Corporation, and any such other subscriber, under applicable securities laws of our jurisdiction of residence or to which we and any such other subscriber are otherwise subject to, and we and any such other subscriber shall deliver to the Corporation such further particulars of the exemption and our qualification thereunder as the Corporation may reasonably request;

(b)
the purchase of the Debenture(s) by us, and (if applicable) each such other subscriber, does not contravene any of the applicable securities laws in such jurisdiction and does not trigger: (i) any obligation to prepare and file a prospectus, an offering memorandum or similar document, or any other ongoing reporting requirements with respect to such purchase or otherwise; or (ii) any registration or other obligation on the part of the Corporation; and

(c)
we, and (if applicable) any other subscriber for whom we are contracting hereunder will not sell or otherwise dispose of any Debentures, Underlying Securities or Common Shares, except in accordance with applicable Canadian securities laws and in accordance with the rules and regulations of the TSX, and if we, or (if applicable) such beneficial subscriber, sell or otherwise dispose of any Debentures, Underlying Securities or Common Shares, to a person other than a resident of Canada or the United States , we, and (if applicable) such beneficial subscriber, will obtain from such subscriber representations, warranties and covenants in the same form as provided in this Schedule “E” and shall comply with such other requirements as the Corporation may reasonably require.

Dated at                                      this                  day of                                       , 2008.
_____________________________________________
(Signature of Subscriber)
_____________________________________________
(Print Name)

E-1